                                                                    EXHIBIT 10.5



THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE, NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE BORROWER (AS DEFINED BELOW) RECEIVES AN OPINION OF COUNSEL TO THE HOLDER (AS DEFINED BELOW) OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE BORROWER, THAT THIS NOTE OR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                        U.S. ONLINE COMMUNICATIONS, INC.
                     14% Senior Subordinated Promissory Note

$1,500,000                                                        March 30, 1998
                                                              New York, New York

        U.S. ONLINE COMMUNICATIONS, INC., a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to Aspen OnLine Investments, LLC, a Michigan limited liability company, with an address at 2757
- 44th Street SW, Suite 306, Grand Rapids, Michigan 49509, or registered assigns (the "Holder"), the principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00) on the Maturity Date (as defined below), and to pay interest on the unpaid principal balance hereof at the rate of 14% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the 1st day of each of January, April, July and October commencing July 1, 1998 and on the Maturity Date (each such date being an ("Interest Payment Date") all as hereafter further provided.

        In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges at an amount equal to, but no greater than, the maximum rate permitted by law.

1.      Payments.

        (a) Principal of, and any accrued and unpaid interest on, this Note shall be due and payable in full on the third anniversary of the date hereof (the "Maturity Date").

        (b) Interest on this Note shall accrue from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid on this Note, from the date hereof, to, but excluding, the next Interest Payment Date, and shall be payable in arrears on each Interest Payment Date.

        (c) If any Interest Payment Date or the Maturity Date would fall on a day that is not a Business Day (as defined below), the payment due on such Interest Payment



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date or Maturity Date will be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or the Maturity Date, as the case may be. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of Austin, Texas.

        (d) The Borrower may not prepay all or any portion of this Note unless the Borrower has received the prior written consent (the "Required Pre-Payment Consent") of registered holders holding more than fifty percent (50%) of the aggregate amounts unpaid, as of the date of such prepayment, under those certain 15% Senior Subordinated Promissory Notes (the "Bridge Notes") issued by the Borrower pursuant to a certain Confidential Private Placement Memorandum dated March 13, 1998 (the "Memorandum"). In the event the Borrower receives the Required Pre-Payment Consent, the Borrower may prepay all or any portion of this Note without payment of any premium or penalty. In the event the Bridge Notes are no longer outstanding, the Borrower may prepay all or any portion of this Note, without payment of any premium or penalty from the proceeds of any new financing (other than the initial public offering); provided, however, that no such prepayment may be made if (a) in connection with such new financing the Company is required to issue any Securities (as defined below) or pay any consideration other than customary fees and (b) at the time of such new financing, the shares of common stock of the Company issued in connection with the private placement described in the Memorandum are subject to a prohibition on resale pursuant to that certain Lock-Up Agreement dated March 30, 1998 as described in the Memorandum, unless the Borrower shall first obtain, prior to such prepayment, either (x) the unanimous consent of the Independent Directors of the Borrower (which, for purposes of this Section 1(d) shall not include any director who is the nominee of the Holder or of Barington Capital Group, L.P. ("Barington")) or (y) the consent of Barington to such prepayment, which consent shall not be unreasonably withheld. For purposes of this Section 1(d), the term "Securities" shall mean any equity security of the Borrower or any security which is convertible or exchangeable for any equity security of the Borrower. All payments on this Note shall be applied first to accrued interest on this Note and then to the balance of principal on this Note.

        (e) Payments of principal and interest on this Note shall be made by wire transfer of immediately available funds sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Borrower, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

        (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Borrower hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of dishonor, protest, notice of protest and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of



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all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

2.      Ranking of Note.

        The Borrower, for itself, its successors and assigns, covenants and agrees that the payment of the principal of and interest on this Note is senior in right of payment to the payment of all existing and future Junior Debt (as hereinafter defined) but not to the payment of principal of and/or interest on any Senior Debt (as defined below). This Note shall be pari passu with the "OnLine Note" (as defined below) until the Bridge Notes have been paid in full; following payment of the Bridge Notes, this Note shall be senior to the OnLine Note (as defined below), "Junior Debt" shall mean all existing and future Indebtedness (as hereinafter defined) other than (i) the Senior Debt (as defined below), (ii) the Indebtedness represented by this Note, (iii) equipment lease obligations to T&W Funding Company V, L.L.C., in an amount not to exceed Six Million Dollars ($6,000,000) in the aggregate and existing on the date hereof, and (iv) the "OnLine Note" as defined below. "Indebtedness" shall mean (A) any liability or obligation of the Borrower (x) for borrowed money, including any liability or obligation evidenced by a note, debenture, bond or other instrument of indebtedness (including, without limitation, a purchase money obligation), including any given in connection with the acquisition of property, assets or service, or (y) for the payment of rent or other amounts relating to equipment lease obligations; (B) any liability of others described in Section 2 (A) which the Borrower has guaranteed or which is otherwise its legal liability; and (C) any modification, renewal, extension, replacement or refunding of any such liability described in Section 2 (A) or (B), provided, that Indebtedness shall not include Trade Debt (as defined below) incurred in the ordinary course of business. "Senior Debt" shall mean (A) Silicon Valley Bank Debt, (B) subject to
Section 5(b) of this Note, Indebtedness represented by the Bridge Notes, and (C) Indebtedness incurred by the Borrower in connection with loan financing from a bank or similar financial institution, but only to the extent and in the amount of such Indebtedness that is prior to the occurrence of an Event of Default hereunder secured by a perfected first priority security interest in personal property of the Borrower or a duly recorded first mortgage on real property of the Borrower. "Silicon Valley Bank Debt" shall mean any Indebtedness of U.S. OnLine Communications, LLC ("L.L.C."), to Silicon Valley Bank: (x) that is existing on the date hereof; (y) to which Borrower becomes a successor pursuant to Borrower's acquisition of all or substantially all of the assets of L.L.C., as described in the Memorandum; and (z) that does not exceed $7,200,000 in the aggregate.

3.      Covenants.

        The Borrower covenants and agrees with the Holder that, so long as any amount remains unpaid on this Note, unless the consent of the Holder is obtained, the Borrower:

        (a) Shall not create, incur, or suffer to exist any Indebtedness except (i) the Indebtedness represented by this Note, (ii) the Senior Debt,
(iii) Junior Debt, the holders



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of which have duly executed any and all subordination agreements reasonably acceptable to the Holder and the Holders of Senior Debt, (iv) equipment lease obligations to T&W Funding Company V, L.L.C., in an amount not to exceed Six Million Dollars ($6,000,000) in the aggregate and existing on the date hereof,
(v) Trade Debt incurred in the ordinary course of business, and (vi) Indebtedness represented by a $3,000,000 Promissory Note to be issued by Borrower to U.S. OnLine Communications L.L.C. ("OnLine LLC") upon closing of the Asset Acquisition Agreement between Borrower and OnLine LLC (the "OnLine Note"). "Trade Debt" shall mean accounts payable that are properly classified as current liabilities in accordance with generally accepted accounting principles consistently applied ("GAAP"): (i) the amount or validity of which are currently being contested by the Borrower in good faith by appropriate proceedings diligently prosecuted and as to which an adequate reserve is maintained on the books of the Borrower in accordance with GAAP or (ii) that are not more than 60 days past due under customary trade practices.

        (b) Shall use its best efforts (which shall include, but shall not be limited to, the solicitation of proxies, if necessary, at the Borrower's expense) to cause two (2) persons designated by the Holder to be nominated for, and elected to, the Borrower's Board of Directors (or other entity performing similar functions); provided, however, that upon any initial public offering of capital stock of the Borrower, the Borrower shall use such best efforts to cause only one (1) person designated by the Holder to be nominated for and, elected to, the Borrower's Board of Directors (or other entity performing similar functions).

        (c) Shall not create, acquire, or maintain any subsidiaries other than those referred to in the Memorandum.

        (d) Except as contemplated by the Memorandum, shall not pay any dividend or make any distribution on, or purchase, redeem, or retire, any shares of its capital stock or other securities or any warrants, options, or other rights to reacquire any such shares or other securities, except that the Borrower may (i) pay dividends payable solely in shares of its capital stock and
(ii) may redeem shares of its capital stock pursuant to its 1998 Restricted Stock Award Plan.

        (e)    Shall not change its primary line of business.

        (f) Except as contemplated by the Memorandum, shall not (i) enter into any merger or consolidation, (ii) liquidate, wind up its affairs or dissolve, or (iii) except in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, or purchase or acquire, any business, assets, capital stock or other property.

        (g) Except as contemplated by the Memorandum, shall not, directly or indirectly, enter into any transaction with or for the benefit of an affiliate (other than reasonable compensation, consistent with Section 3(h), for services as an officer, director, partner or employee).



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        (h)    Shall not in any manner increase the compensation of its existing officers or directors and partners from the levels in effect on the date of issuance of this Note other than in the ordinary course of business and in an amount not to exceed, in the aggregate, five percent (5%) annually, except with the approval of the majority of the Borrower's Board of Directors, excluding any directors who are employees of Borrower.

        (i) Shall use the proceeds of the "Offering" (as defined in the Memorandum) in substantially the manner specified in the Memorandum.

        (j)    Shall deliver to the Holder:

               (i) as soon as available, and in any event within fifty (50) days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower or, if the Borrower is subject to the periodic reporting requirements set forth in Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), when such reports are filed with the Commission, whichever is later, consolidated statements of income, retained earnings and cash flow of the Borrower, for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower as at the end of such period setting forth in the case of each such statement in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of the chief financial officer of the Borrower, which certificate shall state that (A) such financial statements fairly present in all material respects the financial position and results of operations of the Borrower, all in accordance with generally accepted accounting principles consistently applied, and (B) no Default (as hereinafter defined) has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Borrower has taken or proposes to take with respect thereto;

               (ii)   as soon as available and in any event within ninety-five
(95) days after the end of each fiscal year of the Borrower or, if the Borrower is subject to the periodic reporting requirements set forth in Sections 13 or 15(d) of the Exchange Act, when such reports are filed with the Commission, whichever is later, consolidated statements of income, retained earnings and cash flow of the Borrower for such fiscal year, and the related consolidated balance sheet of the Borrower as at the end of such fiscal year, setting forth in the case of each such statement in comparative form the corresponding figures for the preceding fiscal year, and accompanied by (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements present fairly, in all material respects, the financial position and results of operations of the Borrower in conformity with generally accepted accounting principles consistently applied, and (B) a certificate of the chief financial officer of the Borrower stating that no Default has occurred and is continuing or, if any Default has occurred and is continuing, a description thereof in reasonable detail and of the action the Borrower has taken or proposes to take with respect thereto;



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               (iii)  promptly upon their becoming available, copies of all registration statements which the Borrower shall have filed with the Commission (or any governmental agency substituted therefor) or any national securities exchange;

               (iv) promptly after the Borrower shall obtain knowledge of such, written notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and each material development in respect of such legal or other proceedings, affecting the Borrower, except proceedings which, if adversely determined, would not have a material adverse effect on the Borrower; and

               (v) promptly after the Borrower shall obtain knowledge of the occurrence of any Event or Default (as hereinafter defined) or any event which with notice or lapse of time or both would become an Event of Default (an Event of Default or such other event being a "Default"), a notice specifying that such notice is a "Notice of Default" and describing such Default in reasonable detail, and, in such Notice of Default or as soon thereafter as practicable, a description of the action the Borrower has taken or proposes to take with respect thereto.

        (k) Will pay all Taxes (as defined below), assessments and other governmental charges imposed upon it or its properties or assets or in respect of its franchises, business income or properties before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become due and payable and which by law have or may become a lien upon any of their properties or assets; provided, however, that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if adequate reserves shall have been made therefor on the books and records of the Borrower in accordance with GAAP.

        (l) Will comply with the requirements of all applicable laws, rules, regulations and orders of any court or other federal, state, or local authorities (including any subdivision thereof). The Borrower will timely make all filings required to be made by it with all relevant federal, state and/or local (including any subdivision thereof) regulatory bodies.

        (m) Shall not create, incur or assume any guarantee obligation except:

               (i)    guaranties in existence on the date hereof and listed on
Schedule 3(m)(i);

               (ii) guaranties incurred by the Borrower after the date hereof and in an aggregate amount not to exceed $25,000 at any one time outstanding; and

               (iii)  guaranties in connection with the Senior Debt.

        (n) Shall not enter into any merger, consolidation or amalgamation (other than one in which Borrower is the surviving entity), or liquidate, wind up or dissolve itself (or



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suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets; provided, however, the Borrower may complete the transaction by which it will acquire all or substantially all of the assets of U.S. OnLine
Communications L.L.C. as described in the Memorandum.

        (o) Shall not become an investment company subject to registration under the Investment Company Act of 1940, as amended.

        (p) Will not enter into or become a party to any instrument evidencing or governing the terms of any Indebtedness or other contract or agreement with respect to any matter or any amendments or modifications of the foregoing, other than in connection with the Senior Debt, the provisions of which by their terms could reasonably be expected to restrict or limit the Borrower's ability or obligation to make scheduled payments on this Note, any portion thereof, or perform its other obligations under this Note.

        (q) Except for a Permitted Sale (defined below), shall not sell or otherwise dispose, in a single transaction or a series of related transactions, property or assets having a net book value in excess of five percent (5%) of the consolidated total property and assets of the Borrower. A "Permitted Sale" shall mean (i) the sale, abandonment or other disposition of obsolete or worn out property or assets or property or assets no longer useful in the Borrower's business in the ordinary course of business, but not to exceed $250,000, or (ii) the sale or other disposition of any property or assets in the ordinary course of business consistent with past practice.

        (r) Shall not purchase or acquire obligations or stock of, or any other equity interest in, or make any loans or advances to, or other investment in or to, any individual, partnership, corporation, limited liability company or other similar organization or entity, except (i) obligations issued or guaranteed by the United States or any agency thereof, (ii) commercial paper with maturities of not more than one hundred-eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (iii) certificates of time deposit and bankers' acceptances having maturities of not more than one hundred-eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if (x) such bank has a combined capital and surplus of at least $500,000,000, or (y) its debt obligations, or those of a holding company of which it is a subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (iv) United States money market funds that invest solely in obligations issued or guaranteed by the United States or an agency thereof, (vi) Eurodollar time deposits with financial institutions with a published rating of not less than A-1 or P-1 (or the equivalent rating) and (v) amounts not to exceed $500,000 in any transaction, or $2,000,000 in the aggregate.

        (s) Shall use its reasonable best efforts to cause any current holder of Junior Debt and to cause any future holder of Junior Debt to execute such subordination agreements, intercreditor agreements, instruments or waivers as may be reasonably necessary in the opinion of the Holder to reflect the terms set forth herein.



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        (t)    Until the payment in full of all amounts of principal of and interest on the Note, and all other amounts owing under the Note, shall make no payment with respect to the principal of or interest on or other amounts owing with respect to any Junior Debt, or in respect of any redemption, retirement, purchase or other acquisition thereof provided, however, that Borrower may make payments of principal and interest owing under the Online Note as long as there has not occurred an Event of Default as defined in Section 4.

        (u) Shall not create, incur or suffer to exist any mortgage, lien, pledge, charge, security interest or encumbrance of any kind on any of its property or assets (collectively, "Liens"), except, with respect to property or assets other than intellectual property, for (i) the Liens in connection with the Senior Debt, (ii) Liens for taxes not yet due or contested in good faith appropriate reserves maintained on the books of Borrower, (iii) carriers', warehousemen's, mechanics', and similar Liens and purchase money Liens arising in the ordinary course of business which are not overdue for more than ninety
(90) days or are being contested in good faith, (iv) easements, rights of way, zoning restrictions, and similar Liens on real property, which in the aggregate are not material and do not materially detract from the use of such property,
(v) Liens for Indebtedness permitted to be incurred or in existence under
Section 3(a)(v), and (vi) landlord Liens with respect to real property leased by Borrower.

4.      Events of Default.

        The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

        (a) A default in the payment of the principal on this Note, any Senior Debt or any Junior Debt, when and as the same shall become due and payable.

        (b) Prior to the closing of an initial public offering of capital stock of the Borrower, a default in the payment of any interest on this Note, any Senior Debt or any Junior Debt, when and as the same shall become due and payable, which default shall continue for twenty (20) business days after the date fixed for the making of such interest payment.

        (c) Following the closing of an initial public offering of capital stock of the Borrower, a default in the payment of any interest on this Note, any Senior Debt or any Junior Debt, when and as the same shall become due and payable, which default shall continue for five (5) business days after the date fixed for the making of such interest payment.

        (d) A material default in the performance, or a material breach, of any of the covenants of the Borrower contained in Section 2 or 3 of this Note.

        (e) A material default in the performance, or a material breach, of any covenant or agreement of the Borrower contained in any of the documentation relating to the any Senior Debt or any subordination or intercreditor agreement which default or breach shall have continued beyond any grace or cure period provided therein.



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        (f)    A default or event of default which remains uncured following any applicable cure period shall have occurred with respect to any Senior Debt, Junior Debt or any subordination agreement or intercreditor agreement.

        (g) A default or event of default which remains uncured following any applicable cure period shall have occurred (A) with respect to any Indebtedness or (B) under any other material agreement of the Borrower.

        (h) Any representation, warranty or certification that has been or in the future is made by the Borrower in or pursuant to this Note, or any subordination or intercreditor agreement shall prove to have been false or misleading as of the date made in any material respect.

        (i) A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Borrower shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

        (j) The entry of a decree or order by a court having jurisdiction adjudging the Borrower a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) days; or the commencement by the Borrower of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by the Borrower to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of the property of the Borrower, or the making by the Borrower of an assignment for the benefit of creditors, or the admission by the Borrower, in writing, of its inability to pay its debts generally as they become due, or the taking of corporate action by the Borrower in furtherance of any such action.

5.      Remedies Upon Default.

        (a) Upon the occurrence of an Event of Default referred to in Section 4(j), the principal amount then outstanding of, and the accrued interest on, this Note and all or any part of all other indebtedness and obligations then owing by Borrower to Holder other than indebtedness or obligations represented by a Bridge Note, shall automatically become immediately due and payable without presentment, demand,



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protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of an Event of Default referred to in Section 4 (other than Section 4(j)), the Holder by notice in writing given to the Borrower, may declare the entire principal amount then outstanding of, and the accrued interest on, this Note and all or any part of all other indebtedness and obligations then owing by Borrower to Holder other than indebtedness or obligations represented by a Bridge Note, to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, without presentation, demand, protest or other formalities of any kind, all of which are expressly waived by the Borrower.

        (b) Upon the occurrence of any Event of Default under this Note, the Bridge Notes shall automatically cease being Senior Debt and shall thereafter rank pari passu with this Note for all purposes.

        (c) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Borrower. The Holder shall have all rights and remedies provided by law and by agreement with Borrower, including but not limited to the right to receive from the Borrower, payment of the principal amount of this Note plus accrued interest to the date of payment and payment of any and all other indebtedness and obligations owing by Borrower to Holder. Borrower shall pay any and all expenses, including reasonable attorneys' and experts' fees and legal expenses, paid or incurred by the Holder in protecting and enforcing the rights of and obligations to the Holder under any provision of this Note.

6.      Transfer.

        (a) This Note shall be transferable only on the books of the Borrower upon delivery thereof to the Borrower, duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Borrower shall deliver a new Note or Notes to the person entitled thereto. This Note may be exchanged, at the option of the Holder thereof, for another Note, or other Notes of different denominations, of like tenor and representing in the aggregate a like principal amount, upon surrender to the Borrower, or its duly authorized agent. Notwithstanding the foregoing, the Borrower shall have no obligation to cause this Note to be transferred on its books to any person unless (i) the sale, assignment or transfer of this Note is registered under the Act; (ii) this Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act; or (iii) such sale, assignment or transfer is otherwise exempt from registration under the securities laws, and the Borrower receives an opinion of counsel to the Holder reasonably acceptable to the Borrower to such effect.

        (b) The Holder acknowledges that he has been advised that this Note has not been registered under the Act, that this Note is being or has been issued on the basis of



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the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering, and that the Borrower's reliance thereon is based in part upon the representations and warranties made by the Holder in that certain Subscription Agreement, of even date herewith, executed by the Holder. The Holder acknowledges that he has been informed of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities. In particular, the Holder agrees that no sale, assignment or transfer of this Note shall be valid or effective, and the Borrower shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment or transfer of this Note is registered under the Act, it being understood that this Note is not currently registered for sale and that the Borrower has no obligation or intention to so register this Note except as specifically provided herein, or
(ii) this Note is sold, assigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the time of the original issuance of this Note for the sale of this Note and that there can be no assurance that Rule 144 sales will be available at any subsequent time, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder further understands that an opinion of counsel and other documents may be required to transfer this Note.

7.      Miscellaneous.

        (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by telecopy, telex or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Borrower, at its address at 8307 Shoal Creek Boulevard, Austin, Texas 78757, Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 7(a). Notice to the estate of any party shall be sufficient if addressed to the party as provided in this Section 7(a). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 7(a) shall be deemed given at the time of receipt thereof.

        (b) Upon receipt of evidence satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note (and upon surrender of this Note if mutilated), including an affidavit of the Holder thereof that this Note has been lost, stolen, destroyed or mutilated, together with an indemnity against any claim that may be made against the Borrower on account of such lost, stolen, destroyed or mutilated Note, and upon reimbursement of the Borrower's reasonable incidental expenses, the Borrower shall execute and deliver to the Holder a new Note of like date, tenor and denomination.



                                       11
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        (c)    No course of dealing and no delay or omission on the part of the
Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

        (d) This Note may be amended, or any of its provisions waived (which amendment or waiver shall be binding upon all future Holders) only by written consent or consents executed by the Borrower and the Holder or, if this Note is transferred to more than one Holder, then the Holders representing a majority (in principal amount) of the Notes, provided, however that any waiver or amendment to the interest rate, Maturity Date or any Interest Payment Date provided hereunder shall be effective only with respect to Notes the Holders of which have consented thereto.

        (e) This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles governing conflict of laws.

        (f) The Borrower irrevocably consents to the jurisdiction of the courts of the State of Michigan and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note, any document or instrument delivered pursuant to, in connection with or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Borrower waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 7(a). Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Borrower shall appear or answer such summons, complaint, or other process.

        IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and dated the day and year first above written.

                                       U.S.  ONLINE COMMUNICATIONS, INC.



                                       By: _________________________________
                                               Name: Robert G. Solomon
                                               Title: Chairman and CEO




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                                SCHEDULE 3(m)(i)

                                      None













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